Exhibit 10.10.3

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Third Amendment”) is made as of September 23, 2015 effective as of June 30, 2015 (“Effective Date”), by and between ARE-SAN FRANCISCO NO. 19, LLC, a Delaware limited liability company (“Landlord”), and TWIST BIOSCIENCE CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of July 26, 2013, as amended by that certain First Amendment to Lease dated as of August 7, 2013 and that certain Second Amendment to Lease dated as of May 19, 2015 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases from Landlord certain premises consisting of approximately 8,039 rentable square feet (the “Existing Premises”) in a building located at 455 Mission Bay Boulevard South, San Francisco, California (“Building”). The Existing Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Quswami, Inc. (“Quswami”) are parties to that certain Lease Agreement dated December 9, 2010 (“Quswami Lease”), whereby Quswami leases the Second Expansion Premises (defined below) from Landlord. Quswami subleases the Second Expansion Premises to Tenant pursuant to that certain Sublease dated July 14, 2014 (“Sublease”) between Quswami, as sublandlord and Tenant, as subtenant. The Second Expansion Premises shall mean approximately 4,940 rentable square feet, as shown on Exhibit A attached to this Third Amendment (the “Second Expansion Premises”).

C. Landlord and Quswami have entered into negotiations for the termination of the Quswami Lease.

D. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, expand the Existing Premises by adding the Second Expansion Premises.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Contiqency. The effectiveness of this Third Amendment is expressly contingent upon the execution and delivery of the termination of the Quswami Lease by Landlord and Quswami.

2.

Second Expansion Premises. In addition to the Existing Premises, commencing on the Second Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Second Expansion Premises.

3.

Delivery. Tenant acknowledges that Tenant occupies the Second Expansion Premises pursuant to the Sublease. The “Second Expansion Premises Commencement Date” shall be July 1, 2015. Except as otherwise set forth in this Third Amendment: (i) Tenant shall accept the Second Expansion Premises in their “as-is” condition as of the Second Expansion Premises Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the Second Expansion Premises; and (iii) Tenant’s taking possession of the Second Expansion Premises shall be conclusive evidence that Tenant accepts the Second Expansion Premises and that the Second Expansion Premises were in good condition as of the Second Expansion Premises Commencement Date.

Except as otherwise provided in this Third Amendment, Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Second Expansion Premises, and/or the suitability of the Second Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Second Expansion Premises are suitable for the Permitted Use.

4.

Definition of Premises and Rentable Area of Premises. Commencing on the Second Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on Page 1 of the Lease shall be deleted in their entirety and replaced with the following:

“Premises: Those portions of the Project, (i) containing approximately 7,050 rentable square feet (“Existing Premises”) on the fifth floor, (ii) containing approximately 989 rentable square feet (“Expansion Premises”) on the fifth floor and (iii) containing approximately 4,940 rentable square feet (“Second Expansion Premises”) on the first floor, all as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises: 12,979 sq. ft.”

As of the Second Expansion Premises Commencement Date, Exhibit A to the Lease shall be amended to include the Second Expansion Premises as shown on Exhibit A attached to this Third Amendment.

5.	Base Term. Commencing on the Second Expansion Premises Commencement Date, the defined term “Base Term” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Term: Commencing (i) with respect to the Existing Premises on the Commencement Date, (ii) with respect to the Expansion Premises on the Expansion Premises Commencement Date and (iii) with respect to the Second Expansion Premises on the Second Expansion Premises Commencement Date, and ending with respect to the entire Premises on September 16, 2016 (“Expiration Date”).”

6.	Base Rent.

a. Existing Premises. Tenant shall continue paying Base Rent with respect to the Existing Premises as provided in the Lease through the Expiration Date.

b. Second Expansion Premises. Beginning on the Second Expansion Premises Commencement Date through the Expiration Date, Tenant shall (in addition to Base Rent for the Existing Premises) pay Base Rent with respect to the Second Expansion Premises at same rate per rentable square foot being paid with respect to the Existing Premises, as adjusted pursuant to Section 4 of the Lease.

7.

Definition of Tenant’s Share of Operating Expenses. Commencing on the Second Expansion Premises Commencement Date, the defined term “Tenant’s Share of operating Expenses” on Page 1 of the Lease shall be deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses: 6.81%”

8.

Letter of Credit. Commencing on the Second Expansion Premises Commencement Date, the Security Deposit shall be increased by $56,678 for a total Security Deposit equal to $83,115.50. No later than the date that this 30 days after the date of this Third Amendment, Tenant shall deliver to Landlord a new Letter of Credit (or an amendment to the existing Letter of Credit) reflecting the increased Security Deposit amount. The new Letter of Credit (or any amendment thereto) shall comply with the terms and conditions of Section 6 of the Lease.

9.

Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Third Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Third Amendment.

10.	Miscellaneous.

a. This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

d. For purposes of Section 1938 of the California Civil Code, as of the date of this Third Amendment, the Project has not been inspected by a certified access specialist.

e. Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

(Signatures on next page)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective as of the Effective Date.

TENANT:
TWIST BIOSCIENCE CORPORATION,
a Delaware corporation

By: /s/ William Charles Banyai
Its: Chief Operating Officer

LANDLORD:

ARE-SAN FRANCISCO NO. 19, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
its managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
its general partner

By: /s/ Eric S. Johnson
Its: Senior Vice President Real Estate Legal Affairs

Exhibit A

Second Expansion Premises

A-1